Exhibit 23.2



CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form S-8 of our report dated February 11, 2005, relating to the consolidated financial of Scott's Liquid Gold-Inc. as of December 31, 2004 and 2003 and for the years then ended, which appears in Form 10K of Scott's Liquid Gold-Inc. as referenced by such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/  Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado
June 21, 2005